UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2012

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 23, 2012, Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), Wesco Aircraft Europe, Ltd., a private limited company incorporated in England and Wales (“Wesco Europe,” and together with the Company, the “Buyers”), and Interfast Inc., an Ontario corporation (“Interfast” or the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Buyers have agreed to acquire substantially all of the assets of the Seller (the “Acquisition”) in exchange for CDN$134.0 million in cash (approximately US$130.4 million based on an exchange rate of CDN$1.00 to US$0.9733 on May 23, 2012), which amount is subject to certain customary adjustments described in the Asset Purchase Agreement.  A portion of the purchase price will be placed into an escrow account that will be used to satisfy certain rights to indemnification and other payments as provided in the Asset Purchase Agreement.

The Acquisition is expected to close toward the end of the Company’s fiscal third quarter or the beginning of its fiscal fourth quarter, subject to the satisfaction of certain customary closing conditions by the Buyers and the Seller. The Asset Purchase Agreement also contains other customary provisions, including representations and warranties, covenants, termination rights and indemnification provisions.

Interfast is a Toronto-based value-added distributor of specialty fasteners, fastening systems and production installation tooling for the aerospace, electronics and general industrial markets. Interfast has a global presence working with both OEM (original equipment manufacturers) and MRO (maintenance, repair and overhaul) businesses to deliver proactive and innovative fastener-based solutions for a broad base of applications.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which the Company intends to file as an exhibit to a later filing with the Securities and Exchange Commission.

Item 7.01     Regulation FD Disclosure.

The Company’s press release issued in connection with its entry into the Asset Purchase Agreement is furnished as Exhibit 99.1 to this report.

The information in this item (including exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on May 24, 2012

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements regarding the Acquisition. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties.  Important factors that could cause actual results to differ materially from our expectations are disclosed under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as supplemented by our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2011 and March 31, 2012. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our public communications. You should evaluate all forward-looking statements made in this Current Report in the context of these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on May 24, 2012